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
                                                                                               Exhibit 11
                                                         Individual, Inc.
                                              Computation of Weighted Average Shares
                                             Used in Computing Loss Per Share Amounts
                                                            (Unaudited)

                                                                      Primary     Fully Diluted   Supplemental
Type of Security                                                      Shares          Shares       Shares (1)
- -------------------------------------------------------            -------------  --------------  --------------
For the three months ended June 30, 1995:
   Common stock less shares held in treasury, beginning of period    1,667,127       1,667,127      1,667,127
   Cheap stock outstanding during the period (2)                       346,210         346,210        346,210
   Weighted average common stock issued during the period                  713             713            713
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1)                                                  -               -      7,625,210
                                                                   -----------    ------------    -----------
        Weighted average shares of common stock outstanding          2,014,050       2,014,050      9,639,260
                                                                   ===========    ============    ===========

        Net loss per common share                                       ($0.90)         ($0.90)        ($0.15)
                                                                   ===========    ============    ===========
For the three months ended June 30, 1996:
   Common stock less shares held in treasury, beginning of period   11,958,410      11,958,410     11,958,410
   Weighted average common stock issued during the period              466,468         466,468        466,468
   Weighted average treasury stock repurchased during the period          (404)           (404)          (404)
                                                                   -----------    ------------    -----------
     Weighted average shares of common stock outstanding            12,424,474      12,424,474     12,424,474
                                                                   ===========    ============    ===========

      Net loss per common share                                         ($3.09)         ($3.09)        ($3.09)
                                                                   ===========    ============    ===========

                                                                      Primary     Fully Diluted   Supplemental
Type of Security                                                      Shares          Shares       Shares (1)
- -------------------------------------------------------            -------------  --------------  --------------
For the six months ended June 30, 1995:
   Common stock less shares held in treasury, beginning of period    1,666,002       1,666,002      1,666,002
   Cheap stock outstanding during the period (2)                       346,210         346,210        346,210
   Weighted average common stock issued during the period                1,345           1,345          1,345
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1)                                                  -               -      7,625,210
                                                                   -----------    ------------    -----------
        Weighted average shares of common stock outstanding          2,013,557       2,013,557      9,638,767
                                                                   ===========    ============    ===========

        Net loss per common share                                     ($1.88)         ($1.88)        ($0.32)
                                                                   ===========    ============    ===========

For the six months ended June 30, 1996:
   Common stock less shares held in treasury, beginning of period    1,713,096       1,713,096      1,713,096
   Common stock outstanding during the period                        1,796,992       1,796,992      1,796,992
   Weighted average treasury stock repurchased during the period          (801)           (801)          (801)
   Weighted average conversion of preferred stock and redeemable
      preferred stock into common stock (1)                          4,273,470       4,273,470      7,625,210
                                                                   -----------    ------------    -----------
     Weighted average shares of common stock outstanding             7,782,757       7,782,757     11,134,497
                                                                   ===========    ============    ===========

     Net loss per common share                                        ($5.31)         ($5.31)        ($3.67)
                                                                   ===========    ============    ===========

(1) Upon completion of the public offering on March 20, 1996, the redeemable preferred stock and preferred stock converted to 7,625,210 shares of common stock. Accordingly, the supplemental earnings per share calculation has assumed the conversion of all shares of redeemable preferred stock and preferred stock, effected for the 3-for-2 split, at the beginning of each period presented.
(2) In accordance with the Securities and Exchange Commission, issuances of common stock and common stock equivalents, within one year to the initial filing of the registration statement, at share prices below the assumed initial public offering price of $14.00 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method, since the inception of the Company.

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